Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192789) pertaining to the Acceleron Pharma Inc. 2003 Stock Option and Restricted Stock Plan and the Acceleron Pharma Inc. 2013 Equity Incentive Plan of our report dated March 17, 2014, with respect to the consolidated financial statements of Acceleron Pharma Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 17, 2014